                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                 FIBERMARK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                   FIBERMARK, INC.
                                       Formerly
                              SPECIALTY PAPERBOARD, INC.

                      P.O. Box 498 - Brattleboro, Vermont 05302

-------------------------------------------------------------------------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                     MAY 15, 1997

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TO THE STOCKHOLDERS:

    Notice is hereby given that the Annual Meeting of Stockholders of FiberMark, Inc., a Delaware corporation ("the Company"), formerly known as Specialty Paperboard, Inc., will be held on Thursday, May 15, 1997, at 2:00 p.m. at the Four Points Hotel - Leominster, 99 Erdman Way, Leominster, Massachusetts, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To ratify the selection of KPMG Peat Marwick L.L.P. as independent auditors of the Company for its fiscal year ending December 31, 1997.

    3.   To approve the 1997 Stock Option Plan for employees of the Company.


    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has established the close of business on March 17, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                  By Order of the Board of Directors




                                  Paul S. Street
                                  Secretary and General Counsel


Brattleboro, Vermont
March 31, 1997

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                   FIBERMARK, INC.

                      P.O. Box 498 - Brattleboro, Vermont 05302




-------------------------------------------------------------------------------
                                   PROXY STATEMENT

                                     MAY 15, 1997
-------------------------------------------------------------------------------






                                  TABLE OF CONTENTS

INFORMATION CONCERNING COMPANY DEVELOPMENT.....................................1
INFORMATION CONCERNING SOLICITATION AND VOTING.................................1
PROPOSAL 1 - ELECTION OF DIRECTORS.............................................3
PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.................6
PROPOSAL 3 - APPROVAL OF THE 1997 STOCK OPTION PLAN............................7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................12
EXECUTIVE COMPENSATION AND OTHER INFORMATION..................................15
CERTAIN TRANSACTIONS..........................................................22
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934..........23
OTHER MATTERS.................................................................23

                      INFORMATION CONCERNING COMPANY DEVELOPMENT

    On March 27, 1997, Specialty Paperboard, Inc. changed its name to FiberMark, Inc. (the "Company"). The Company believes that this name change better reflects the operations of the Company which have expanded beyond the production of press board to the production of a wide variety of fiber-based products including printed circuit boards, pressure sensitive tape, imitation leather labels for clothing, filter paper, book covers, and battery separator materials.

                    INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of FiberMark, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 15, 1997, at 2:00 p.m. (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Four Points Hotel-Leominster, 99 Erdman Way, Leominster, Massachusetts. The Company intends to mail this proxy statement and accompanying proxy card on or about April 9, 1997, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional information to be furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, executive officers, or other regular employees of the Company. No additional compensation will be paid to directors, executive officers, or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on March 17, 1997, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 17, 1997, the Company had outstanding and entitled to vote 4,043,092 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes in respect of each proposal to be voted upon at the meeting. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, P.O. Box 498, Brattleboro, Vermont 05302, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    Under Section 5(b) of the bylaws of the Company, proposals by stockholders of the Company must be given in writing to the Secretary of the Company in a timely manner. A timely manner is identified as being delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty (120) calendar days in advance of the date the Company's proxy statement is released to stockholders in connection with the previous year's annual meeting of stockholders. No timely proposals were received.

STOCKHOLDER NOMINATION OF DIRECTORS

    Under Section 5(c) of the bylaws of the Company, nominations for election to the Board of Directors by stockholders of the Company must be made in accordance with the requirements of the bylaws. No timely nominations were received.

                                      PROPOSAL 1

                                ELECTION OF DIRECTORS


    There are eight nominees for the Board of Directors' positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation, or removal. Each nominee listed below is currently a director of the Company. Mr. Stephens, who has served as a director of the Company since February 1991, is not standing for re-election. The terms "Board of Directors" or "Board" may be used interchangeably throughout and refer to the Board of Directors of the Company.

    Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.


NOMINEES

    The names of the nominees and certain information about them are set forth below:

ALEX KWADER, age 54, has been the President and Chief Executive Officer of the Company since August 1991 and a director since November 1991. He served as Senior Vice President of the Company from March 1990 to August 1991 and as Vice President from the Company's inception in June 1989 until March 1990. From 1970 until June 1989, Mr. Kwader was employed by Boise Cascade Corporation, a diversified paper products corporation, in various managerial positions. During this time, Mr. Kwader was General Manager of the Pressboard Products Division from 1986 until June 1989. From 1980 to 1985, he served as General Manager of the Latex Fiber Products Division of Boise Cascade Corporation. Mr. Kwader holds a B.S. in Mechanical Engineering from the University of Massachusetts and a M.S. from Carnegie Mellon University and attended the Harvard Business School Executive Program.

K. PETER NORRIE, age 58, has served as Chairman of the Board of Directors of the Company since June 1989 and as Chief Executive Officer from the Company's inception in June 1989 to November 1990. He is also a member of the Compensation Committee of the Board of Directors. From 1976 until June 1989, Mr. Norrie was Senior Vice President and General Manager of Boise Cascade Corporation's Paper Group. From 1964 to 1976, he was employed by Boise Cascade Corporation in various management positions, including Vice President and General Sales Manager of the White Paper Division of the Paper Group.
Mr. Norrie received a B.S. in Civil Engineering from Gonzaga University and an M.B.A. from Harvard University.

GEORGE E. MCCOWN, age 61, has been a director of the Company since its inception in June 1989. Mr. McCown was co-founder and has been a Managing General Partner of MDC Management Company, the general partner of McCown De Leeuw & Co., since 1984. Mr. McCown received a B.S. in Mechanical Engineering from Stanford University and an M.B.A. from Harvard University. He currently serves as a director of three other publicly held companies: BMC West Corporation, a building materials retailer, Nimbus CD International, Inc., a CD audio and CD-ROM manufacturer, and Vans, Inc., a casual shoe manufacturer. Mr. McCown also serves as a director of several other McCown De Leeuw & Co. portfolio companies.

BRIAN C. KERESTER, age 38, has been a director of the Company since May 1996 and serves as a member of the Compensation Committee. Mr. Kerester is the Chief Financial Officer of Distribution Dynamics, Inc. ("DDI") a privately held company controlled by McCown DeLeeuw & Co. DDI is a distribution company of "C" class components, including fasteners and electronic components, to Original Equipment Manufacturers. Prior to joining DDI on October 1, 1996, Mr. Kerester had been an operating affiliate and a Partner with McCown DeLeeuw & Co. Prior to joining MDC, Mr. Kerester worked with The First Boston Corporation in the Venture Capital Group from 1984 through 1986, and Bankers Trust Company in the World Corporate Department from 1981 to 1984. He holds a B.S. in Economics from The Wharton School, University of Pennsylvania and an M.B.A. from Columbia Business School.


GLENN S. MCKENZIE, age 44, has been a director of the Company since January 1994. Since October 1991, Mr. McKenzie has been President of Alpha Investments, Inc., a management consulting firm. Mr. McKenzie holds a B.A. in Economics and an M.B.A. from the University of North Carolina. Mr. McKenzie currently serves as a director of two other publicly held companies, Nimbus CD International, Inc, and DEC International.

JON H. MILLER, age 59, has been a director of the Company since its inception in June 1989. He is also a member of the Compensation Committee of the Board of Directors. Mr. Miller was President and Chief Operating Officer of Boise Cascade Corporation from 1978 until his retirement in 1990. In addition to serving on the Board of the Company, he is a director of Idaho Power Company. Mr. Miller received a B.A. in Economics and an M.B.A. from Stanford University.

FRED P. THOMPSON, JR., age 69, has been a director of the Company since April 1993. He serves as a member of the Audit Committee of the Board of Directors. Mr. Thompson is the President and Chief Executive Officer of Executive Management, Inc., a management services firm. He is also President and Chief Executive Officer of Peregrine Industries, Inc., a cabinet manufacturer and the Chairman of Powder River, Inc., a livestock enclosure manufacturer. Mr. Thompson previously served as Chairman and Chief Executive Officer of Nelson-Ball Paper Products, Inc., a paper products manufacturer, prior to the acquisition of its assets by the Newark Group, Inc. Mr. Thompson received a B.S. from the University of Oregon and attended the Harvard Business School Advanced Management Program.

JOHN D. WEIL, age 49, has been a director of the Company since May 1996 and serves as a member of the Audit Committee. Mr. Weil has over 25 years of experience in national manufacturing and service organizations. Mr. Weil currently serves as Chairman of the Board of Directors of DEC International, Inc., a manufacturer of custom paper products and as a director of Tiara Motorcoach Corporation. These companies are McCown & DeLeeuw & Co. portfolio companies. Additionally, Mr. Weil serves as a director of Sage Enterprises, Inc., a food service distributor. In 1995, Mr. Weil joined the venture banking firm of McCown DeLeeuw & Co. as an operating affiliate to assist in portfolio management. From 1982 to 1994, he served as President and Chief Executive Officer and as a director of American Envelope Company. Mr. Weil received a B.S. in Economics from the University of Illinois and an M.B.A. from Northwestern University.



    There are no family relationships among any of the directors or executive officers of the Company.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1996, the Board of Directors held five meetings. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee reviews the results and scope of the annual audit and other services provided by the auditors, discusses the financial statements, and recommends to the Board the independent auditors to be retained. It also receives and considers the accountants' comments as to controls and adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three directors:
Messrs. Thompson, Stephens,  and Weil.  The Audit Committee met once during
1996.

    The Compensation Committee makes recommendations concerning executive salaries, incentive compensation, and benefit plans, awards stock options to employees under the Company's stock option plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three directors: Messrs. Miller, Norrie, and Kerester. The Compensation Committee met five times during 1996. See "Compensation Committee Interlocks and Insider Participation" for a discussion of Mr. Norrie's employment arrangement with the Company.

    During the fiscal year ended December 31, 1996, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served during the period for which he was a director or committee member, respectively, with the exception of Mr. Thompson, who was unable to attend two Board of Directors meetings.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

                                 PROPOSAL 2

                  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


    On March 28, 1996, the Audit Committee of the Board of Directors accepted the resignation of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the Company's independent auditors and approved the appointment of KPMG Peat Marwick L.L.P. ("KPMG") to audit the Company's financial statements for the fiscal year ending December 31, 1996, in place of Coopers & Lybrand. The decision to accept Coopers & Lybrand's resignation and to change independent auditors was authorized by the Company's Board of Directors and approved by the Company's stockholders.

    The Board of Directors has selected KPMG Peat Marwick L.L.P. ("KPMG") as the Company's independent auditors for the fiscal year ending December 31, 1997, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG has audited the Company's financial statements since May 1996. Representatives of KPMG are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and be available to respond to appropriate questions.

    Stockholder ratification of the selection of KPMG as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent auditing firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of KPMG.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                      PROPOSAL 3

                        APPROVAL OF THE 1997 STOCK OPTION PLAN

    On February 20, 1997, the Board of Directors adopted the Company's 1997 Stock Option Plan (the "1997 Plan"), authorizing 400,000 shares of the Company's Common Stock for issuance thereunder.

    Stockholders are requested in this Proposal 3 to approve the 1997 Plan.
The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to approve the 1997 Plan. No options have been granted under the 1997 Plan.

    The essential features of the 1997 Plan are outlined below:

GENERAL

    The 1997 Plan provides for the grant of incentive stock options and non-statutory stock options. Incentive stock options granted under the 1997 Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Information" for a discussion of the tax treatment of incentive stock options.

PURPOSE

    The 1997 Plan was adopted to provide a means by which the employees (including officers) of the Company and its affiliates (collectively "employees") could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

    The 1997 Plan is administered by the Board of Directors of the Company.
The Board is authorized to delegate administration of the 1997 Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 1997 Plan to the Compensation Committee of the Board, subject to certain limitations. The Compensation Committee has the power to construe and interpret the 1997 Plan and, subject to the provisions of the 1997 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

ELIGIBILITY

    Incentive and nonincentive stock options may be granted under the 1997 Plan to the employees (including officers) of the Company and its affiliates.

    No incentive stock option may be granted under the 1997 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the incentive stock option on the date of grant, and the term of the incentive stock option does not exceed five years from the date of grant. For incentive stock options, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

    No person shall be eligible to be granted options covering more than 100,000 shares of the Company's Common Stock in any one-year period. However, the Compensation Committee may determine in some future circumstances that it would be in the best interests of the Company and its stockholders to grant options to purchase such number of shares to a single employee.

STOCK SUBJECT TO THE 1997 PLAN

    If options granted under the 1997 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1997 Plan.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the 1997 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options under the 1997 Plan may not be less than the fair market value of the Common Stock (defined as the closing sale price of the Company's Common Stock on the Stock Exchange or automated quotation system on the date of grant) subject to the option on the date of the option grant, and in some case (see "Eligibility" above), may not be less than 110% of such fair market value. At March 19, 1997, the closing price of the Company's Common Stock was $24.125 per share.

    The exercise price of options granted under the 1997 Plan must be paid either: (i) in cash at the time the option is exercised; (ii) as directed by a program developed under Regulation t and managed by the Federal Reserve Board;
(iii) by delivery of already-owned shares of Common Stock that have been held for the period required to avoid a change to the earnings of the Company; (iv) payment by a combination of payment methods as stated; or (v) in any other form of legal consideration acceptable to the Board any shares shall be valued at their fair market value on the date of exercise.

    OPTION EXERCISE. Options granted under the 1997 Plan may become exercisable in cumulative increments ("vest") as determined by the Compensation Committee. Although no vesting schedule is required under the 1997 Plan, the Company expects that options granted under the 1997 Plan will generally become exercisable at the rate of 20% per year on each anniversary of the grant date. The Compensation Committee has the power to accelerate the time during which an option may be exercised. An optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

    TERM. The maximum term of options under the 1997 Plan is ten years for incentive stock options from the grant date, except that in certain cases (see "Eligibility" above) the maximum term is five years. Options under the 1997 Plan terminate three months after the optionee ceases to be employed by the Company or any affiliate of the Company, unless (a) the termination of employment is due to such person's permanent and total disability (as defined in the Code), in which case the option shall terminate on the earlier of the termination date referred to above or twelve (12) months following termination of employment;
(b) the optionee dies while employed by the Company or any affiliate of the Company (in this case the option shall terminate on the earlier of the termination date set forth above or eighteen (18) months after optionee's death) by the person or persons to whom the rights to such option pass by will or by the laws of descent, and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of employment. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons. There is no term for nonincentive stock options.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the 1997 Plan or subject to any option granted under the 1997 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1997 Plan and any and all Options granted thereunder shall be immediately exercisable and shares shall remain exercisable and may be exercised at any time during the remainder of the term.

EFFECT OF CERTAIN CORPORATE EVENTS

    The 1997 Plan provides that in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, the options shall be immediately exercisable and may be exercised at any time during the remainder of the term.

DURATION, AMENDMENT AND TERMINATION

    The Compensation Committee may suspend or terminate the 1997 Plan without stockholder approval or ratification at any time or from time to time.

    The Compensation Committee may also amend the 1997 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 1997 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the 1997 Plan in any other way if such modification requires stockholder approval in order to comply with Section 162(m) of the Code or Rule 16b-3 or satisfy the requirements of Section 422 of the Code.

RESTRICTIONS ON TRANSFER

    Under the 1997 Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option granted under the 1997 Plan may be exercised only by the optionee. The person to whom the option is granted may, by delivering written notice to the Company, in form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

FEDERAL INCOME TAX INFORMATION

    INCENTIVE STOCK OPTIONS. Incentive stock options under the 1997 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

    If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee under exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be generally entitled (subject to the requirement of reasonableness, the application of Section 162(m) of the Code and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add
Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the option is granted by a compensation committee comprised solely of "outside directors;" and (iv) either the exercise price of the option is not less than the fair market value of the stock on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the Compensation Committee) of an objective performance goal established by the Compensation Committee while the outcome is substantially uncertain.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                                SECURITY OWNERSHIP OF
                       CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 1997, by: (i) each director;
(ii) each of the executive officers named in the Summary Compensation Table employed by the Company in that capacity on March 31, 1997; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its Common Stock.

                                                  BENEFICIAL OWNERSHIP(1)
                                            -------------------------------
                                              NUMBER OF         PERCENT OF
BENEFICIAL OWNER                               SHARES            TOTAL(2)
                                            -------------     -------------

Kirkpatrick, Pettis, Smith,
  Polian, Inc.(3) ..........................    627,375            15.5%
    10250 Regency Circle
    Omaha, NE 68114
Heartland Advisors, Inc.(3) ................    484,600            11.9
    790 North Milwaukee Street
    Milwaukee, WI 53202
Dalton, Greiner, Hartman Maher & Co.(3) ....    282,900             7.0
    630 Fifth Avenue, Ste. 3425
    New York, NY 10111
McCown De Leeuw & Co.(4) ...................    206,152             5.1
    3000 Sand Hill Road, Bldg. 3, Ste. 290
    Menlo Park, CA 94025
Alex Kwader, President, CEO and
  Director(5) ..............................     69,478             1.7
K. Peter Norrie, Chairman of the
    Board of Directors (6) .................     26,858             *
George E. McCown, Director(7) ..............    273,197             6.8
Brian C. Kerester, Director(8) .............     11,460             *
Glenn S. McKenzie, Director(9) .............     13,500             *
Jon H. Miller, Director(10) ................     10,500             *
Fred P. Thompson, Jr., Director(11) ........     11,000             *
John D. Weil, Director(12) .................      9,500             *
Bruce P. Moore, Vice President and
  CFO(13) ..................................     67,450             1.7
Stephen A. Steidle, Vice President and
    General Sales Manager(14) ..............     31,004            *
                                                 ------
All executive officers and directors as a
    group (11 persons) .....................    523,947            13.0

__________________

*    Represents holdings of less than 1%.

1 This table is based upon information supplied by executive officers, directors, and principal stockholders and Schedules 13D and 13G, if any, filed with the Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

2 Applicable percentages of ownership are based on 4,043,092 outstanding shares of the Company's Common Stock on March 17, 1997, as adjusted as required by rules promulgated by the Commission.

3    Assumes the number of shares owned as of December 1, 1996.

4 Includes 180,360 shares held by McCown De Leeuw & Co. and 25,792 shares held by MDC/JAFCO Ventures, an investment partnership affiliated with McCown De Leeuw & Co.

5 Mr. Kwader has vested options of 56,265 shares under the 1992 Stock Option Plan. Under the 1994 Stock Option Plan he has options for 62,500 shares, of which 9,067 are vested.

6 Mr. Norrie has options for 5,000 shares granted under the 1994 Directors Stock Option Plan (options vest at a rate of 1,000 shares per year), of which 3,000 are vested. Under the 1996 Amendment to the 1994 Director Stock Option Plan (options vest over ten (10) years with accelerated vesting if stock reaches a certain market price over a period of time), he has options for 10,000 shares, of which 7,500 are vested.

7 Mr. McCown has options for 5,000 shares under the 1994 Directors Stock Option Plan (options vest at a rate of 1,000 shares per year), of which 3,000 are vested. Under the 1996 Amendment to the 1994 Director Stock Option Plan (options vest over ten (10) years with accelerated vesting if stock reaches a certain market price over a period of time), he has options for 10,000 shares, of which 7,500 are vested. Includes 180,360 shares held by McCown De Leeuw & Co. and 25,792 shares held by MDC/JAFCO Ventures, an investment partnership affiliated with McCown De Leeuw & Co. Mr. McCown, a director of SPI, may be deemed to own beneficially all of the shares held by McCown De Leeuw & Co. and MDC/JAFCO Ventures because of his position as General Partner of MDC Management Company, the general partner of McCown
     De Leeuw & Co. and MDC/JAFCO Ventures.

8 Mr. Kerester holds sole investment and voting power over 1,000 shares and shares investment and voting power over 1,960 shares. Mr. Kerester has options for 5,000 shares under the 1994 Directors Stock Option Plan (options vest at a rate of 1,000 shares per year), of which 1,000 are vested. Under the 1996 Amendment to the 1994 Director Stock Option Plan (options vest over ten (10) years with accelerated vesting if stock reaches a certain market price over a period of time), he has options for 10,000 shares, of which 7,500 are vested.

9 Mr. McKenzie has options for 5,000 shares under the 1994 Directors Stock Option Plan (options vest at a rate of 1,000 shares per year), of which 3,000 are vested. Under the 1996 Amendment to the 1994 Director Stock Option Plan (options vest over ten (10) years with accelerated vesting if stock reaches a certain market price over a period of time), he has options for 10,000 shares, of which 7,500 are vested.

10 Mr. Miller has options for 5,000 shares under the 1994 Directors Stock Option Plan (options vest at a rate of 1,000 shares per year), of which 3,000 are vested. Under the 1996 Amendment to the 1994 Director Stock Option Plan (options vest over ten (10) years with accelerated vesting if stock reaches a certain market price over a period of time), he has options for 10,000 shares, of which 7,500 are vested.

11 Mr. Thompson has options for 5,000 shares under the 1994 Directors Stock Option Plan (options vest at a rate of 1,000 shares per year), of which 3,000 are vested. Under the 1996 Amendment to the 1994 Director Stock Option Plan (options vest over ten (10) years with accelerated vesting if stock reaches a certain market price over a period of time) he has options for 10,000 shares, of which 7,500 are vested.

12 Mr. Weil has options for 5,000 shares under the 1994 Directors Stock Option Plan (options vest at a rate of 1,000 shares per year), of which 1,000 are vested. Under the 1996 Amendment to the 1994 Director Stock Option Plan (options vest over ten (10) years with accelerated vesting if stock reaches a certain market price over a period of time), he has options for 10,000 shares, of which 7,500 are vested.

13 Mr. Moore has vested options for 28,133 shares as of 2/1/97 under the 1992 Stock Option Plan. Under the 1994 Stock Option Plan, he has options for 28,500 shares, of which 4,400 are vested.

14 Mr. Steidle has vested options for 20,095 shares as of 2/1/97 under the 1992 Stock Option Plan. Under the 1994 Stock Option Plan, he has options for 14,000 shares, of which 2,767 are vested.

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION OF DIRECTORS

     On August 8, 1996, the Compensation Committee approved changes to the compensation plan for the Board of Directors. The Company has a policy of paying the Chairman of the Board of Directors and directors who are not full-time employees of the Company a quarterly fee of $2,500 for services to the Board, this fee was increased from $2,000 as of August 1996. In addition, each director receives a fee for each meeting he attends. This fee was increased to $1,500 from $1,000. If a director participates in a Board meeting which is held telephonically, then he receives a fee of $500. A director receives a fee of $1,000 for each committee meeting of the Board of Directors he attends. If a director participates in the committee meeting, telephonically, then the director receives a fee of $500 and if the committee meeting is held in conjunction with a Board meeting, the fee paid to the director is $750. This fee was increased from $500.

     In 1996, Mr. Norrie received an aggregate of $70,979 in compensation from the Company. Mr. Norrie's compensation includes a fee of $19,500 for his services as Chairman of the Board, $50,004 for his annual compensation and $1,475 for the pension he receives as an employee of the Company. In the fiscal year ended December 31, 1996, the total compensation paid to non-employee directors (excluding the $70,979 in fees paid to Mr. Norrie) was $101,750. All of the non-employee directors are reimbursed for their travel expenses for each Board and committee meeting attended.

     Directors of the Company who are not full-time employees of the Company ("Non-Employee Directors") are also eligible to receive stock options under the 1994 Directors Stock Option Plan (the "Directors Plan"). Pursuant to the Directors Plan, automatic stock option grants were made to seven directors of the Company on May 16, 1994. The options granted were for 5,000 shares for each Non-Employee Director at the then current market value of $9.00 per share. Each person who is, after May 16, 1994, elected for the first time to be a Non-Employee Director shall, upon the date of such director's initial election, be granted an option to purchase 5,000 shares. On May 9, 1996, under the Director's Plan, each of the new directors received 5,000 shares, at the then current market value of $14.12 per share. Also on May 9, 1996 the eight directors received options for 10,000 shares. The options under the Director's Plan vest and become exercisable on the earlier of the date eight years from their grant date, but are subject to accelerated vesting when the fair market value of the Company's Common Stock reaches the following fair market values; 50% of the options vest at the fair market value of $18.00, 25% of the options vest at the fair market value of $22.00, and the remaining 25% of the options vest at the fair market value of $26.00. Options granted under the Directors Plan are exercisable for a period of 10 years from the grant date. Each director is eligible for these options, provided that the recipient is still serving as a
director of the Company.   As of March 31, 1997, no options had been exercised
and 75% of the options under the May 9, 1996 Grant from the Directors Plan are vested.

SUMMARY OF COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the fiscal years ended December 31, 1994, 1995, and 1996 compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other executive officers who earned over $100,000 (the "Named Executive Officers"):

                              SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------

                                                      Long Term
                                                    Compensation
                         Annual Compensation           Awards
                      ----------------------------- ------------    All Other
Name and Principal                Salary     Bonus     Options   Compensation(2)
   Position                Year    ($)        ($)        (#)           ($)
------------------------   ----   -------   -------    --------  ---------------
Alex Kwader,               1996   292,504   210,000    41,000(1)     19,371
President and              1995   268,758   169,966    12,000(1)      9,603
Chief Executive Officer    1994   243,756   126,454     9,500(1)      7,934


Bruce P. Moore,            1996   146,256   105,000    18,000(1)     15,821
Vice President and         1995   134,386    84,990     6,000(1)      7,498
Chief Financial Officer    1994   119,679    63,227     4,500(1)      6,117


Stephen Steidle,           1996   115,012    82,606     7,500(1)     13,749
Vice President and         1995   106,771    66,780     3,500(1)      6,984
General Sales Manager      1994   100,737    51,270     3,000(1)      5,142

-----------------------------------------



(1) The awards consist of two stock option grants during 1996 under the 1994 Stock Option Plan. The 1996 stock option grants were made in August ("August 1996 grant) and December 1996 ("December 1996 grant"). The Named Executive Officers received the following options under the two grants:
     Mr. Kwader received 16,000 and 25,000 options, Mr. Moore received 8,000 and 10,000 options, and Mr. Steidle received 4,500 and 3,000 options, respectively. The options granted under the August 1996 grant vest in installments of 20% upon the one-year anniversary of the grant date and 1.66% at the end of each month thereafter, unless accelerated by the Compensation Committee of the Board of Directors. The options granted under the December 1996 grant vest in installments of 20% upon the one-year anniversary of the grant date and 20% upon each anniversary of the grant date thereafter.

(2) Consists of the Company's matching and discretionary payments under its Savings and Supplemental Retirement Plan ("401(k) Plan"). The matching payments under its 401(k) Plan to Messrs. Kwader, Moore, and Steidle in 1996 were 4,500 each. Discretionary Company payments under the 401(k) Plan to Messrs. Kwader, Moore, and Steidle in 1996 were $5,103, $2,998, and $2,484, respectively. The value of other perquisites the Executive Officers received, such as country club dues, automobile allowance, and life insurance premiums, totaled $24,856.

STOCK OPTION GRANTS IN THE LAST FISCAL YEAR

     During 1996, the Board of Directors combined incentive stock options under the 1992 Stock Option Plan (the "1992 Plan") and the 1994 Stock Option Plan
(the "1994 Plan") to grant two stock option grants to its executive officers and key employees. On August 10, 1996, the Board granted 60,000 options from the 1994 Plan to make the August grant (the "August 1996 grant"). In recognition of the Company's successful acquisitions and expansion, the Board combined the remaining 24,918 options remaining in the 1992 Plan and the balance of 79,150 options available under the 1994 Plan, to grant 104,068 shares to the Company's executive officers and key employees under the 1996 Amendment Grant from the 1994 Plan (the "December 1996 grant"). There are no remaining options currently available under either the 1992 or 1994 Plan. In general, the options vest 20% on the one-year anniversary of the grant date and 1.66% at the end of each month, with the exception of the December 1996 grant, which vests 20% upon the one-year anniversary of the grant date and 20% upon each anniversary of the grant date thereafter. No options of either grant have been exercised. The 1994 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to determine to whom options shall be granted, the number of shares subject to each option, whether the options will be incentive or nonstatutory, when the options may be exercised, and the exercise price. The 1994 Plan expires on February 27, 2004. The following table contains information concerning the stock options granted to the Named Executive Officers under the 1994 Plan during the last fiscal year.

                          OPTION GRANTS IN LAST FISCAL YEAR

----------------------------------------------------------------------------------------------------
                         Individual Grants                                    Potential Realizable
                                                                                Value at Assumed
                                                                              Annual Rates of Stock
                                                                             Price Appreciation for
                                                                                 Option Term(4)
---------------------------------------------------------------------------------------------------

                  Number of         % of Total
                 Securities      Options Granted
             Underlying Options    to Employees     Exercise Price Expiration
Name            Granted (#)(1)    in Fiscal Year(2)      ($/Sh)3       Date       5%($)        10% ($)
----         ------------------  ------------------ -------------- ----------    ------       ---------

Alex Kwader
   August          16,000              9.75              13.50        8/10/06    135,840       344,320
   December        25,000             15.24              20.25       12/13/06    318,500       806,750
                   ------             -----
   Total           41,000             24.99


Bruce P. Moore
   August           8,000              4.88              13.50        8/10/06    67,920        172,160
   December        10,000              6.10              20.25       12/13/06   127,400        322,700
                   ------             -----
   Total           18,000             10.98


Stephen Steidle
   August           4,500              2.74              13.50        8/10/06    38,205         96,840
   December         3,000              1.83              20.25       12/13/06    38,220         96,810
                   ------             -----
   Total            7,500              4.57





1 Includes the two stock option grants during 1996 under the 1994 Stock Option Plan. The stock options were made in August and December 1996. Mr. Kwader received 16,000 and 25,000 options, Mr. Moore received 8,000 and 10,000 options, and Mr. Steidle received 4,500 and 3,000 shares, respectively. To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after 1996 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options. The August 1996 grant options vest in installments of 20% upon the one-year anniversary of the grant date and 1.66% at the end of each month thereafter, unless accelerated by the Compensation Committee of the Board of Directors. The December 1996 grant options vest 20% upon the one-year anniversary of the grant date and 20% upon each anniversary of the grant date thereafter. In the event of a merger or change of control, as defined in the 1994 Plan, if the surviving company shall refuse to assume the options or substitute similar options for those outstanding options under the 1994 Plan, the options shall become immediately exercisable and shall terminate if not exercised prior to such event. Options expire 90 days after an optionee's employment with the Company is terminated for any reason, unless the termination is by reason of the optionee's death, disability, or retirement. The options expire 10 years from the grant date. As of December 31, 1996, none of the options granted to the Named Executive Officers in the last fiscal year had vested.

2 During the 1996 fiscal year, a total of 164,068 shares were granted to executive officers and key employees. Additionally, there were 90,000 shares granted to Non-employee Directors in 1996.

3 Represents the closing market price of the Company's Common Stock on the day immediately preceding the grant date.

4 The potential realizable value is based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant, which for 1996 was $13.50 in August and $20.25 in December, appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increased over the option term, which will benefit all stockholders. For example, a stockholder who purchased one share of stock on December 31, 1996, at $20.00, and held the stock for 10 years and sold it on December 31, 2006, while the stock appreciated at 5% and 10% would have profits of $12.58 and $31.87, respectively on his $20.00 investment.

AGGREGATED STOCK OPTIONS

     The following table shows, as of December 31, 1996, information regarding unexercised stock options held by the Named Executive Officers. No stock options were exercised by the Named Executive Officers during the year.

       Aggregated Options in Last Fiscal Year and Fiscal Year-End Option Values

-------------------------------------------------------------------------------
           Number of Securities Underlying            Value of Unexercised
               Unexercised Options at               In-the-Money Options at
                December 31, 1996(1)                  December 31, 1996(1, 2)

Name              Exercisable   Unexercisable     Exercisable    Unexercisable
-----             -----------   -------------     -----------    -------------
Alex Kwader         64,257          54,508         $920,241       $226,484

Bruce P. Moore      32,008          24,625          458,857        111,888

Stephen Steidle     22,537          11,558          324,834         66,216

-------------------------------

1 The table includes options granted under the 1992 Amended and Restated Stock Option Plan and the 1994 Stock Option Plan as of December 31, 1996, and valued at the closing market price of the stock on December 31, 1996.

2 Value in this table is the aggregate amount by which the market price per share of $20.00 at December 31, 1996, exceeded the following exercise prices of $5.00, $9.50, $11.75, $13.50, and $20.25.

SEVERANCE AGREEMENTS

     The Board has approved severance arrangements with certain executive officers, pursuant to which such persons will receive their base salary for a specified period in the event of termination by the Company without cause. Pursuant to such arrangements and based on current annual salaries, Messrs. Kwader and Moore would be entitled to severance payments of approximately $201,923 and $86,538, respectively.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

     The Board of Directors established the Compensation Committee of the Board of Directors (the "Committee") in May 1992 and granted it authority to (i) set compensation levels for executive officers and directors, and (ii) administer the Company's stock option or other compensation plans. To assist the Committee in the performance of its duties, it collects on an informal basis information regarding executive compensation levels at similar sized companies within the paper products industry. The Committee also obtains reports from consultants surveying the compensation of executive officers employed in the paper industry in similarly sized companies. In 1996, the Company engaged Compensation Resource Group (CRG) to study and evaluate the Company's compensation policies and programs, and to compare the compensation paid by the Company with that paid by other similarly size companies to executive officers and key employees.

     Compensation for all of the Company's employees, including executive officers, is based on the individual employee's experience and responsibilities and the economic success of the Company. The components of executive compensation are as follows:

     BASE SALARY. The Committee annually reviews the salaries of the executive officers. The general philosophy followed by the Committee in setting base salaries is to be competitive in the Company's industry. In 1996, the Committee received a report from CRG that summarized the compensation paid to executive officers as disclosed in proxy statements of other similarly sized companies in the paper industry and general industry to evaluate the compensation paid to senior management. Some of these companies are in the group utilized for performance comparison (see "Performance Measurement Comparison"). The Committee supplemented the report information with the independent knowledge of its members regarding salaries paid by other companies with similar sales that are both publicly and privately held. Utilizing this information, salaries for executive officers are set by the Committee. The Company targets, and believes it establishes, base salaries in the middle one-third range of such similar companies.

     BONUS COMPENSATION. To provide incentive to the executive officers to achieve certain performance goals, the Committee administers a bonus program. In 1994, the Committee adopted the Executive Bonus Plan, which provides for bonus payments of a percentage of base salary based upon achievement by the Company of certain levels of earnings per share. The Executive Bonus Plan utilizes a sliding scale so that the percentage of base salary paid as bonus compensation increases as the earnings per share of the Company increase. The Executive Bonus Plan is designed to directly align the interests of the
executive officers and the stockholders.   The Executive Bonus Plan is subject
to annual review.

     STOCK OPTIONS. The Committee uses stock option grants to executive officers and other key employees to provide such individuals with incentives to remain in the employ of the Company and to work to maximize the value of the Company's stock. Stock option grants are viewed by the Committee as long-term compensation intended to directly align the executive's interest with the interests of the stockholders. Since stock options are also used by other competitors, the Committee believes that the granting of stock options is necessary to make the Company's compensation package competitive. The Committee grants options with vesting over a five (5) year period to encourage executives to remain in the employ of the Company.

    In February 1994, the Board of Directors adopted the 1994 Stock Option Plan (the "1994 Plan"), which was approved at the annual meeting of the stockholders. Under the 1994 Plan, an aggregate of 200,000 shares are reserved for issuance to key employees and executive officers of the Company. The amount of shares reserved under the 1994 Plan (together with shares granted under the 1992 Plan) was established based on a review by the Committee of industry averages with respect to the percentage of outstanding shares reserved for stock option plans for executive officers and other persons.

     During 1996, the Committee granted options to purchase shares to executive officers and key managers in August and December. On August 10, 1996, the Committee granted options to purchase an aggregate of 60,000 shares. The August 1996 grant options vest in installments of 20% annually on the anniversary of the grant date and 1.66% each month thereafter. The Committee's decision to grant options for 60,000 shares was based on a review of levels of executive stock ownership in the paper industry and in consideration of the need to minimize dilution of the stockholder's interest.

     In recognition of the Company's recent acquisitions and employees' expanded responsibilities, on December 13, 1996, the Committee decided to grant options to purchase an aggregate of 104,068 shares to the executive officers and other key employees. The December 1996 grant options vest in installments of 20% on the one-year anniversary of the grant date and 20% upon each anniversary of the grant date thereafter.

The Named Executive Officers received the following options under the August and December grants: Mr. Kwader received 16,000 and 25,000 options, Mr. Moore received 8,000 and 10,000 options, and Mr. Steidle received 4,500 and 3,000 options, respectively. The 1994 Plan currently has no outstanding options.

     OTHER BENEFIT PROGRAMS. As a result of the December 1996 grant of stock options under the 1994 Plan, there are no available options remaining under the 1994 Plan. The Committee proposed to the Board and the Board agreed to a new stock option plan, the 1997 Plan, set forth in Proposal No. 3 of this proxy. The Committee's proposal for the 1997 Plan stock option plan was based on the employees' increased responsibilities within the expanded operations of the Company. The executive officers also participate in other employee benefit programs including health insurance, group life insurance, and a savings and supplemental retirement plan (the "401(k) Plan") on the same basis as other employees of the Company.

     LIMITATION ON DEDUCTIBILITY OF COMPENSATION PAID. Under Section 162(m) of the Internal Revenue Code, compensation paid to certain executives in excess of $1,000,000 is not deductible. The Committee believes that at the present time, it is quite unlikely that the compensation paid to executive officers in a taxable year would exceed $1,000,000. The Committee has accordingly not established a policy for determining which forms of incentive compensation shall be designed to qualify as "performance based compensation."

     RELATIONSHIP OF PERFORMANCE UNDER COMPENSATION PLANS. The Executive Bonus Plan, which bases bonuses on earnings per share, is directly tied to the financial performance of the Company. The Executive Bonus Plan is aligned with the stockholders' interest in the Company's performance by providing for payments only if the Company achieves certain levels of earnings per share. The greater the earnings per share, the greater the award, up to a maximum award level.

     The Company's stock option plans are designed to align and focus the executive officers' interest in the long-term growth of the value of the Company.

     CHIEF EXECUTIVE OFFICER'S 1996 COMPENSATION. The Committee's philosophy as to the annual compensation of Mr. Kwader, the Chief Executive Officer (the "CEO"), is to establish a base salary in the middle third of the range of salaries paid to CEO's of companies in the paper industry with similar sales volumes. Additional annual incentive compensation is based on the success of the Company through the Executive Bonus Plan. The CEO's annual compensation will fluctuate, based on the performance of the Company.

     Based on the Committee's review of salary ranges, Mr. Kwader's base salary, effective as of April 1, 1996, was increased from $280,000 to $300,000. In addition, Mr. Kwader received $210,000 in incentive compensation in 1996, in accordance with the scale set forth in the Executive Bonus Plan, as a result of the Company achieving certain earnings per share.

     The Committee's approach to the long-term compensation of the CEO is to provide for retirement through the 401(k) Plan (the same plan in which all other employees of the Company participate) and to award stock options. As of March 31, 1997, Mr. Kwader has vested options to acquire 56,265 shares of the Company's stock at $5.00 per share, 4,745 shares of the Company's stock at $9.50 per share and 3,513 shares of the Company's stock at $11.75 per share. In connection with the grants of options made during 1996, under the 1994 Plan, to executive officers and key employees, and in recognition of his involvement in the successful merger of the 1996 acquisitions, Mr. Kwader was granted options to acquire 41,000 shares of stock of the Company. The options vest in installments of 20% upon the one-year anniversary of the grant date and 1.66% at the end of each month thereafter. The size of the grant to Mr. Kwader was based on his role in the recent acquisitions and his expanded responsibilities during the next year. The Committee believes that the stock option plans help to direct the focus of Mr. Kwader towards the long-term performance of the Company.

                              COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS Jon H. Miller, Chairman
                              K. Peter Norrie
                              Brian C. Kerester




--------------------------------------

1 The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Company's Compensation Committee consists of Messrs. Miller, Norrie, and Kerester. Mr. Norrie served as Chief Executive Officer of the Company from June 1989 to November 1990. In 1996, Mr. Norrie received an aggregate of $70,979 for his services as Chairman of the Board and in compensation and benefits as an employee of the Company. During 1996, Mr. Kerester was an operating affiliate of McCown DeLeeuw & Co., which provides management, consulting, and financial services to the Company for an annual fee. Services rendered by McCown DeLeeuw & Co. include, but are not necessarily limited to, advice and assistance concerning the operation, planning, and financing of the Company, including assistance in identifying and implementing acquisitions. The management fee is paid pursuant to an agreement. Such fee was $500,000 in 1996. Under the terms of the agreement, the principals of MDC Management Company, each of whom is also a general partner of McCown DeLeeuw & Co., are not obligated to devote more than 25% of their time in any given month to the affairs of the Company.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following chart shows the value of an investment of $100 on March 2, 1993, the date of commencement of trading of the Company's Common Stock, of
(i) the Company's Common Stock, (ii) the NASDAQ Market Index, as calculated by Media General, as weighted by market capitalization, and (iii) the Media General Industry Group 381 Index-Paper Products, a published index, as weighted by market capitalization. All values assume reinvestment of the full amount of all dividends.

                        COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                                AMONG FIBERMARK, INC.
                        NASDAQ MARKET INDEX AND MG GROUP INDEX



                                   [GRAPH]

DOLLARS

250

200                                                            202.83
                                                 163.22        167.90
150
                                   125.84        146.16        148.15
                         119.85    117.62
100       100.00         105.26                  90.74
                         58.33      83.33
 50

  0

          3/12/93     12/31/93     12/31/94     12/31/95     12/31/96


FiberMark, Inc.
NASDAQ Market Index
MG Group Index




                        ASSUMES $100 INVESTED ON MAR. 12, 1993
                             ASSUMES DIVIDEND REINVESTED
                           FISCAL YEAR ENDING DEC. 31, 1996


1 This Section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                 CERTAIN TRANSACTIONS

     The Company has entered into indemnity agreements with certain executive officers and directors which provide, among other things, that the Company will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, executive officer, or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.


                        COMPLIANCE WITH SECTION 16(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors, and greater than 10% stockholders are required by the SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the best of the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with as of December 31, 1996, with the exception of a Form 4 for Mr. Thompson which inadvertently indicated indirect ownership of all shares rather than both direct and indirect ownership, which was subsequently corrected, and a Form 5 for each officer to report the stock option grant made pursuant to the 1994 Stock Option Plan.


                                    OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                              By Order of the Board of Directors



                              Paul S. Street
                              Secretary and General Counsel


Brattleboro, Vermont
March 31, 1997







     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: MANAGER OF CORPORATE COMMUNICATIONS, FIBERMARK, INC., P.O. BOX 498, BRATTLEBORO, VERMONT 05302.

                               FIBERMARK, INC.
                              FORMERLY KNOWN AS
                         SPECIALTY PAPERBOARD, INC.
                  P.O. BOX 498, BRATTLEBORO, VERMONT 05302

        PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 15, 1997
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alex Kwader, Bruce Moore, and Paul S. Street, or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place, and stead of the undersigned to vote as proxy all the stock of the undersigned in FiberMark, Inc.

Please sign and date on the reverse side and mail promptly. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be voted.



                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)    SEE REVERSE
                                                                     SIDE

A /X/ PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.


                                                NOMINEES:  Alex Kwader
                              FOR    WITHHELD              K. Peter Norrie
1. ELECTION OF                                             Brian C. Kerester
   DIRECTORS:                 / /      / /                 George E. McCown
                                                           Glenn S. McKenzie
Instructions: To withhold authority to vote for any        Jon H. Miller
individual nominee, write that nominee's name in           Fred P. Thompson, Jr.
the space provided below:                                  John D. Weil
----------------------------------------------------
                                            FOR  AGAINST  ABSTAIN
2. Ratification of KPMG Peat Marwick L.L.P. / /    / /      / /
   as Independent auditors.


3. Approval of the 1997 Stock Option Plan.  / /    / /      / /


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF YOU SIGN AND RETURN THE CARD BUT DO NOT VOTE ON ALL THESE MATTERS, THEN PROPOSALS 1, 2 AND 3, IF UNMARKED, WILL RECEIVE FOR VOTES.

PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.



                                            YES    NO
                     DO YOU PLAN TO ATTEND
                     THE ANNUAL MEETING?    / /    / /

SIGNATURE(S) _________________________________ DATE: ______________

SIGNATURE(S) _________________________________ DATE: ______________

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, partner, etc., please indicate your title as such. If shares held by corporation., sign full corporate name by authorized officer. If shares held in the name of two or more persons, all should sign.